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                                                                    EXHIBIT 23.1








                                             March 26, 1999



Mr. David Tyrrell
President and Chief Executive Officer
American Stone Industries, Inc.
8705 Quarry Road
P.O. Box 261
Amherst, OH 44001

                                             RE: Consent to Incorporation of
                                                 Independent Auditors' Report

Dear Mr. Tyrrell:


     This firm was the independent auditor for American Stone Industries, Inc. (The "Company") for the fiscal year ended December 31, 1998. In this context, we understand that the Company has filed a Form S-8 with the Securities & Exchange Commission (registration number 333-74899).

     Pursuant to Rule 601(b)(23), this letter will serve as our consent for the Company to incorporate by reference in the Form S-8, our Independent Auditors' Report dated February 12, 1999 for fiscal year ended December 31, 1998 filed with the annual report Form 10-KSB and to the reference of Hobe & Lucas, Certified Public Accountants, Inc., therein.


                                             /s/ Hobe & Lucas



                                             Hobe & Lucas,
                                             Certified Public Accountants, Inc.